UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	001-09106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Item 9.01.      Financial Statements and Exhibits.

                        In a Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2004, we reported the entry of our subsidiary, Brandywine Operating Partnership, L.P., into an agreement to acquire 100% of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. We are filing this Current Report to include the financial statements identified below. As indicated in the August 19, 2004 Current Report on Form 8-K, we are not affiliated with any of the owners of The Rubenstein Company, L.P, or any of their respective affiliates, and the price payable under the contribution agreement was determined by arm’s-length negotiation between us and the owners of The Rubenstein Company, L.P. We based our determination of the purchase price on the expected cash flow, physical condition, location and existing tenancies of the properties that we will acquire through the acquisition and opportunities to retain and attract additional tenants. After reasonable inquiry, other than as disclosed in the notes to our pro forma financial statements included herein, we are not aware of any material factors relating to the properties that would cause the reported financial information not to be necessarily indicative of future operating results.

(a)	Combined Statements of Revenue and Certain Expenses Pursuant to Rule 3-14 of Regulation S-X

	Report of Independent Registered Public Accounting Firm	F-1

	Combined Statements of Revenue and Certain Expenses for the Year Ended December 31, 2003 and for the Six Months Ended June 30, 2004	F-2

	Notes to Combined Statements of Revenue and Certain Expenses	F-3

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Condensed Consolidated Financial Information	F-7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2004	F-8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2004	F-9

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2003	F-10

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	F-11

1

(c)      Exhibits

23.1      Consent of Ernst & Young LLP

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: September 3, 2004	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney President and Chief Executive Officer

3

Report of Independent Registered Public Accounting Firm

The Board of Directors
The Rubenstein Company, L.P.:

We have audited the accompanying combined statement of revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003. This financial statement is the responsibility of the management of The Rubenstein Company, L.P. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses of The Rubenstein Portfolio was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1 to the combined statement of revenue and certain expenses. The presentation is not intended to be a complete presentation of the combined revenue and expenses of The Rubenstein Portfolio.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenue and certain expenses of The Rubenstein Portfolio for the year ended December 31, 2003, on the basis of accounting described in Note 1.

/s/ Ernst & Young LLP

Philadelphia, PA
August 31, 2004

The Rubenstein Portfolio

Combined Statements of Revenue and Certain Expenses

(in thousands)

	For the Year Ended December 31, 2003	For the Six Months Ended June 30, 2004

		(Unaudited)
Revenue:
Minimum rent	$81,446	$30,048
Tenant reimbursements	14,271	6,707

Total revenue	95,717	36,755

Certain Expenses:
Operating and maintenance costs	9,127	5,580
Real estate and other taxes	9,858	4,998
Utilities	8,052	4,747
Administrative costs	3,596	3,083
Management fees	2,064	940
Interest expense	25,248	10,897

Total certain expenses	57,945	30,245

Revenue in excess of certain expenses	$37,772	$6,510

The accompanying notes are an integral part of these financial statements.

Back to Contents

The Rubenstein Portfolio
Notes to Combined Statements of Revenue and Certain Expenses
For the Year Ended December 31, 2003 and
For the Six Months Ended June 30, 2004 (Unaudited)

(in thousands)

     (1)      Basis of Presentation

The accompanying combined statements of revenue and certain expenses include the combined operations for the periods presented of a portfolio of 14 office buildings (the “Properties”) known as The Rubenstein Portfolio that are owned and managed by The Rubenstein Company, L.P. (the “Company”) and its affiliates, as follows:

Property	Location
One Logan Square	Philadelphia, PA
Two Logan Square	Philadelphia, PA
Radnor Corporate Center (consists of 5 buildings)	Radnor, PA
130/150/170 Radnor Financial Center	Radnor, PA
201 Radnor Financial Center	Radnor, PA
555 Radnor Financial Center	Radnor, PA
One Rodney Square	Wilmington, DE
300 Delaware Avenue	Wilmington, DE

The partners of the Company entered into a definitive contribution agreement with Brandywine Operating Partnership, L.P. (“Brandywine”) pursuant to which Brandywine will acquire 100% of the partnership interests in the Company. Through its acquisition of the Company, Brandywine will indirectly acquire fee title to 13 of the Properties and the second and third mortgages secured by Two Logan Square (see Note 3), all for approximately $610 million subject to adjustments provided in the contribution agreement. The Company expects that the purchase will occur in September 2004.

The accompanying combined statements of revenue and certain expenses have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for the acquisition of real estate properties. The combined statements of revenue and certain expenses are not representative of the actual results of operations of the Properties for the periods presented due to the exclusion of revenue and certain expenses that may not be comparable to the proposed future operations of the Properties, including interest income, depreciation and amortization expense, professional fees, and certain interest expense related to debt not expected to be outstanding after the acquisition.

     (2)      Summary of Significant Accounting Policies

Revenue Recognition – Minimum rent is recognized on a straight-line basis over the term of the respective leases. Tenant reimbursements are recognized on the accrual basis based upon the estimated costs incurred and billable for the respective lease period.

Use of Estimates – The Company has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting periods in preparation of the combined statements of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from such estimates.

Unaudited Interim Financial Information – The combined statement of revenue and certain expenses for the six-month period ended June 30, 2004 is unaudited. In the opinion of management, the statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

Cost Capitalization – Expenditures for ordinary maintenance and repairs are expensed as incurred. Renovations and improvements that improve and extend the useful life of the assets are capitalized.

     (3)      Two Logan Square

Brandywine will obtain control over Two Logan Square through its acquisition of the second and third mortgages that are secured by the property and the general and limited partnership interests which provide control of the entity which provide fee title to Two Logan Square. The contribution agreement provides for Brandywine to maintain tax protection agreements for the benefit of third parties that hold equity ownership interests in Two Logan Square. The revenue and certain expenses of Two Logan Square have been included in the accompanying statements, after elimination adjustments related to interest income and interest expense on the mortgages, as if Brandywine was acquiring fee title to this property. The Company believes that this presentation represents the most useful information as Brandywine will acquire the controlling financial interests in the entity that holds fee title to this property.

     (4)      Operating Leases

The Properties are leased to various tenants under long-term leases that are accounted for as operating leases. The leases include provisions related to the reimbursement of certain common area maintenance, real estate taxes, utilities and insurance costs by the tenants. The leases generally contain renewal options at various intervals and at various rental rates.

Minimum rents expected to be received from tenants under operating leases in effect as of December 31, 2003, excluding tenant reimbursements of operating expenses, are as follows:

2004	$55,529
2005	50,785
2006	44,777
2007	41,104
2008	32,497
Thereafter	107,586
Total	$332,278

For the year ended December 31, 2003, one tenant (Wyeth) represented 34% of the minimum rents of the Portfolio. For the six months ended June 30, 2004, another tenant (Pepper Hamilton LLP) represented 11% of the minimum rents of the Portfolio. The following table presents the minimum rents from significant tenants for the periods ended December 31, 2003 and June 30, 2004:

	December 31, 2003	June 30, 2004
Wyeth	$28,018	$-
Pepper Hamilton LLP	$6,061	$3,439

During 2003,Wyeth vacated the buildings and terminated their leases such that all revenue associated with their leases was recognized through December 31, 2003. Under the terms of the Wyeth leases, Wyeth was required to pay directly their share of all utilities and common area expenses through December 31, 2003. Accordingly, all such costs and expenses were excluded from certain expenses in the accompanying financial statement for 2003.

     (5)      Indebtedness

In connection with the acquisition of the Properties, Brandywine will assume the following existing mortgage notes:

Property	Principal at December 31, 2003	Principal at June 30, 2004	Maturity Date	Interest Rate
One Logan Square	$51,983	$52,318	5/07	6.50%
Two Logan Square	74,475	74,002	7/09	7.78%
Radnor Corporate Center	115,000	114,337	11/13	6.25%
300 Delaware Avenue	15,469	15,316	7/07	Libor+2.00%
One Rodney Square	18,766	18,500	1/07	8.05%
201 Radnor Financial Center	21,636	32,500	3/08	Libor+2.90%
130/150/170 Radnor Fin. Ctr	52,440	29,677	3/07	Libor+2.25%
555 Radnor Financial Center	21,000	13,360	4/07	5.00%

Total	$370,769	$350,010

As of December 31, 2003 and June 30, 2004, the 30-day Libor rate was 1.19% and 1.13%, respectively.

The debt matures through November 2013 with minimum annual principal payments as of December 31, 2003 as follows:

Year Ending December 31

2004	$73,874
2005	4,243
2006	4,540
2007	92,618
2008	3,796
Thereafter	91,698

$370,769

     (6) Management Fees and Other Related Party Transactions

The Company manages the Properties under management agreements that are cancelable with 30 days notice. The Company charges a fee based on gross income, as defined, which generally is at a rate of 3% of cash receipts. The Company also charges for leasing commissions and other services provided for the Properties. Such leasing commissions are excluded from the accompanying statements since they were capitalized during the periods presented.

BRANDYWINE REALTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following sets forth the unaudited pro forma condensed consolidated balance sheet of Brandywine Realty Trust (the “Company”) as of June 30, 2004 and the unaudited pro forma condensed consolidated statements of operations for the six month period ended June 30, 2004 and the year ended December 31, 2003. The unaudited pro forma condensed consolidated financial information is presented as if the acquisition of The Rubenstein Company, L.P. had occurred on June 30, 2004 for balance sheet purposes and on January 1, 2003 for the pro forma condensed consolidated statements of operations.

The pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements of the Company filed pursuant to the rules and regulations of the Securities and Exchange Commission. The pro forma condensed consolidated financial information does not purport to represent the Company’s financial position or results of operations that would actually have occurred as presented in the pro forma financial information, nor do they purport to project the Company’s financial position or results of operations for any future period.

On August 18, 2004, Brandywine Operating Partnership, L.P (the “Operating Partnership”), the subsidiary through which the Company owns its assets and conducts its business, entered into a contribution agreement to acquire 100 percent of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. The agreement provides for the Operating Partnership’s acquisition of a portfolio of 14 office properties (the “TRC Portfolio”) located in Pennsylvania and Delaware totaling approximately 3.5 million square feet. Total consideration for the acquisition will be approximately $616.7 million, including closing costs, estimated debt premiums and prepayment penalties. At or prior to closing the acquisition, the Company intends to repay its existing $100 million unsecured term loan (the “Old Term Loan”). The Company expects to initially finance the acquisition and repayment of the Old Term Loan using proceeds from a $400 million unsecured term loan facility (the “New Term Loan”), approximately $305.3 million of assumed mortgage debt from various lenders, the issuance of approximately $10 million in Class A Units of the Company’s operating partnership and borrowings under its revolving credit facility. It is the Company’s intention that, at, or shortly after closing, the Company will prepay approximately $228 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Company anticipates that the total consideration will increase by approximately $15.0 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

The Company has received commitments from a group of lenders to provide the New Term Loan. The New Term Loan is expected to bear interest at a rate per annum equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum, plus, in either case, between 0.10% and 0.70%, depending on the Company’s debt rating or (ii) a Eurodollar rate that is the rate at which Eurodollar deposits for one, two, three or six months are offered plus between 1.10% and 1.70%, depending on the Company’s debt rating. The New Term Loan is expected to contain financial and operating covenants similar to those in the Company’s existing revolving credit facility and is expected to mature in May 2007.

The statements contained in this filing may include forward-looking statements within the meaning of the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks and uncertainties that could cause actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to, uncertainties affecting real estate businesses generally, risks relating to acquisition activities and risks relating to leasing and re-leasing activities. Additional information on factors, which could impact the Company and the forward-looking statements contained herein, are detailed in the Company’s filings with the Securities and Exchange Commission.

BRANDYWINE REALTY TRUST
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2004

(Unaudited and in thousands, except share and per share amounts)

	The Company	TRC Portfolio		The Company Pro Forma

ASSETS	(A)
Real estate investments
Operating properties	$1,902,122	$567,766	(B)	$2,469,888
Accumulated depreciation	(297,744)	-		(297,744)

	1,604,378	567,766		2,172,144
Construction in progress	63,889	-		63,889
Land held for development	56,646	-		56,646

	1,724,913	567,766		2,292,679
Cash and cash equivalents	10,545	-		10,545
Escrowed cash	15,824	-		15,824
Accounts receivable, net	4,515	5,264	(B)	9,779
Accrued rent receivable, net	29,801	-		29,801
Marketable securities	235	-		235
Investment in unconsolidated Real Estate Ventures	13,586	2,000	(B)	15,586
Deferred costs, net	30,213	2,000	(G)	32,213
Other assets	35,250	73,100	(B)	108,350

Total assets	$1,864,882	$650,130		$2,515,012

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable	$450,110	$305,360	(C)	$755,470
Borrowings under Credit Facility	270,000	2,659	(D)	272,659
Unsecured term loan	100,000	300,000	(E)	400,000
Accounts payable and accrued expenses	26,918	-		26,918
Distributions payable	23,667	-		23,667
Tenant security deposits and deferred rents	16,399	-		16,399
Other liabilities	1,783	32,111	(B)	33,894

Total liabilities	888,877	640,130		1,529,007

Minority interest	33,889	10,000	(F)	43,889
Commitments and contingencies
Beneficiaries’ equity:
Preferred Shares (shares authorized-10,000,000):
7.25% Series A Preferred Shares, $0.01 par value;
issued and outstanding-750,000
in 2004 and 2003	8	-		8
7.50% Series C Preferred Shares, $0.01 par value;
issued and outstanding-2,000,000
in 2004 and 2003	20	-		20
7.375% Series D Preferred Shares, $0.01 par value;
issued and outstanding-2,300,000 in 2004
and no shares issued and outstanding in 2003	23	-		23
Common Shares of Beneficial Interest, $0.01 par value;
shares authorized-100,000,000; issued and outstanding-	457	-		457
45,663,743 in 2004 and 41,040,710 in 2003
Additional paid-in capital	1,114,885	-		1,114,885
Share warrants	401	-		401
Cumulative earnings	340,931	-		340,931
Accumulated other comprehensive loss	(169)	-		(169)
Cumulative distributions	(514,440)	-		(514,440)

Total beneficiaries’ equity	942,116	-		942,116

Total liabilities and beneficiaries’ equity	$1,864,882	$650,130		$2,515,012

The accompanying notes are an integral part of this statement.

BRANDYWINE REALTY TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

(Unaudited and in thousands, except share and per share data)

	The Company Historical	TRC Portfolio	Pro Forma Adjustments		The Company Pro Forma

Revenue:	(H)	(I)
Rents	$128,161	$30,048	$1,759	(J)	$159,968
Tenant reimbursements	16,184	6,707	-		22,891
Other	6,418	-	-		6,418

Total Revenue	150,763	36,755	1,759		189,277

Expenses:
Property operating expenses	42,422	14,350	(940)	(K)	55,832
Real estate taxes	13,829	4,998	-		18,827
Interest	24,052	10,897	1,574	(L)	36,523
Depreciation and amortization	32,684	-	9,719	(M)	42,403
Administrative expenses	7,443	-	-		7,443

Total operating expenses	120,430	30,245	10,353		161,028
Income from continuing operations before equity in income
of unconsolidated Real Estate Ventures, net gain on
sales of interests in real estate and minority interest	30,333	6,510	(8,594)		28,249
Equity in income of unconsolidated Real Estate Ventures	908	-	-		908

Income from continuing operations before gain on sale of
interests in real estate	31,241	6,510	(8,594)		29,157
Gain on sale of interests in real estate	1,148	-	-		1,148

Income from continuing operations before minority interest	32,389	6,510	(8,594)		30,305
Minority interest attributable to continuing operations	(1,883)	-	(359)	(N)	(2,242)

Income from continuing operations	$30,506	$6,510	$(8,953)		$28,063

Basic Earnings per Common Share
from continuing operations	$0.68				$0.62	(O)

Diluted Earnings per Common Share
from continuing operations	$0.67				$0.62	(O)

The accompanying notes are an integral part of this statement.

BRANDYWINE REALTY TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited and in thousands, except share and per share data)

	The Company Historical	TRC Portfolio Historical	Pro Forma Adjustments		The Company Pro Forma

Revenue:	(P)	(Q)
Rents	$256,944	$81,446	$3,621	(R)	$342,011
Tenant reimbursements	37,755	14,271	-		52,026
Other	10,958	-	-		10,958

Total Revenue	305,657	95,717	3,621		404,995

Expenses:
Property operating expenses	80,648	22,839	(2,064)	(S)	101,423
Real estate taxes	27,887	9,858	-		37,745
Interest	57,835	25,248	(633)	(T)	82,450
Depreciation and amortization	60,437	-	25,993	(U)	86,430
Administrative expenses	14,464	-	-		14,464

Total operating expenses	241,271	57,945	23,296		322,512
Income from continuing operations before equity in income
of unconsolidated Real Estate Ventures, net gain on
sales of interests in real estate and minority interest	64,386	37,772	(19,675)		82,483
Equity in income of unconsolidated Real Estate Ventures	52	-	-		52

Income from continuing operations before gain on sale of
interests in real estate	64,438	37,772	(19,675)		82,535
Gain on sale of interests in real estate	20,537	-	-		20,537

Income from continuing operations before minority interest	84,975	37,772	(19,675)		103,072
Minority interest attributable to continuing operations	(9,265)	-	(2,247)	(V)	(11,512)

Income from continuing operations	$75,710	$37,772	$(21,922)		$91,560

Basic Earnings per Common Share
from continuing operations	$1.13				$1.56	(W)

Diluted Earnings per Common Share
from continuing operations	$1.13				$1.55	(W)

The accompanying notes are an integral part of this statement.

     BRANDYWINE REALTY TRUST NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited and in thousands, except shares, units and per share amounts)

1.     BASIS OF PRESENTATION

Brandywine Realty Trust (collectively with its subsidiaries, the “Company”) is a self-administered and self-managed real estate investment trust (a “REIT”) active in acquiring, developing, redeveloping, leasing and managing office and industrial properties. As of June 30, 2004, the Company’s portfolio included 206 office properties (excluding two office properties that are held by two consolidated real estate ventures), 24 industrial properties and one mixed-use property (collectively, the “Properties”) that contained an aggregate of 15.6 million net rentable square feet. The Properties are located in the office and industrial markets in and surrounding Philadelphia, Pennsylvania, New Jersey and Richmond, Virginia. As of June 30, 2004, the Company also held ownership interests in nine unconsolidated real estate ventures formed with third parties to develop commercial properties.

On August 18, 2004, Brandywine Operating Partnership, L.P (the “Operating Partnership”), the subsidiary through which the Company owns its assets and conducts its business, entered into a contribution agreement to acquire 100 percent of the partnership interests in The Rubenstein Company, L.P. and certain assets held by certain affiliates of The Rubenstein Company, L.P. The agreement provides for the Company’s acquisition of a portfolio of 14 office properties (the “TRC Portfolio”) located in Pennsylvania and Delaware totaling approximately 3.5 million square feet. Total consideration for the acquisition will be approximately $616.7 million, including closing costs. At or prior to closing the acquisition, the Company expects to repay its existing $100 million unsecured term loan (the “Old Term Loan”). The Company expects to initially finance the acquisition and repayment of the Old Term Loan using proceeds from a $400.0 million unsecured term loan facility (the “New Term Loan”), approximately $305.3 million of assumed mortgage debt from various lenders, the issuance of approximately $10.0 million in Class A Units of the Company’s operating partnership and borrowings under its revolving credit facility. It is the Company’s intention that, at, or shortly after closing, the Company will prepay approximately $228.0 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Company anticipates that the total consideration will increase by approximately $15.0 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

The sellers of The Rubenstein Company, L.P. were unaffiliated entities at the time of the execution of the contribution agreement. The contribution agreement also provides for additional contingent consideration of up to $9.7 million which may be payable to the sellers if certain leasing occupancy rates are achieved on 130/150/170 Radnor Financial Center, 201 Radnor Financial Center, and 555 Radnor Financial Center within three years of closing.

The Company has received commitments from a group of lenders to provide the New Term Loan. The New Term Loan is expected to bear interest at a rate per annum equal to: (i) the higher of (x) the prime rate or (y) the federal funds rate plus 0.50% per annum, plus, in either case, between 0.10% and 0.70%, depending on the Company’s debt rating or (ii) a Eurodollar rate that is the rate at which Eurodollar deposits for one, two, three or six months are offered plus between 1.10% and 1.70%, depending on the Company’s debt rating. The New Term Loan is expected to contain financial and operating covenants similar to those in the Company’s existing revolving credit facility and is expected to mature in May 2007, subject to a one year extension upon payment of an extension fee and the absence of any defaults at the time of extension.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company. The unaudited pro forma condensed consolidated financial information is presented as if the following event occurred on June 30, 2004 for balance sheet purposes and on January 1, 2003 for the pro forma condensed consolidated statements of operations.

2.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2004

	(A)	Reflects the Company’s historical condensed consolidated balance sheet as of June 30, 2004.
	(B)	Reflects the allocation of the Company’s purchase price of the TRC Portfolio to the assets acquired and liabilities assumed based on their relative fair values.

The Company allocates the purchase price of properties acquired to net tangible and identified intangible assets acquired based on relative fair values. Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company’s estimate of the fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. Capitalized below-market lease values are amortized as an increase of rental income over the remaining non-cancelable terms of the respective leases, including any fixed-rate renewal periods.

The aggregate value of other intangibles acquired is measured based on the difference between (i) the property valued with in-place leases adjusted to market rental rates and (ii) the property valued as if it was vacant. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, include leasing commissions, legal and other related expenses. This intangible asset is amortized to expense over the remaining term of the respective leases. Company estimates of value are made using methods similar to those used by independent appraisers. Factors considered by the Company in their analysis include an estimate of the carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. The Company also considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets acquired. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, which primarily range from three to twelve months.

The total amount of these other intangible assets is further allocated to tenant relationships and in-place leases based on the Company’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the respective tenant. Characteristics considered by the Company in allocating value to its tenant relationships include the nature and extent of the Company’s business relationship with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors. The value of tenant relationship intangibles is amortized over the remaining initial lease term and renewals, but in no event longer than the remaining depreciable life of the building. The value of in-place leases is amortized over the remaining non-cancelable term of the respective leases and any fixed-rate renewal periods.

		Amount
Real estate investments acquired:
Land		$113,553
Building and improvements		454,213

Total real estate investments acquired:		567,766
Intangible assets (liabilities) acquired:
Value of in place leases		35,311
Relationship values		25,554
Above market leases		12,235

Total intangible assets acquired		73,100
Below market leases		(31,422)

Net intangible assets (liabilities) acquired		41,678
Investment in unconsolidated real estate investments		2,000
Rent receivable purchased, discounted at market rates		$5,264

Total consideration of assets acquired	(a)	$616,708

Other liabilities assumed at fair value		$689

(a) includes approximately $6.5 million in estimated closing costs and $7.5 million in estimated debt premiums and prepayment penalties

The purchase price above does not include any amounts potentially due the sellers as contingent consideration under the contribution agreement. Any contingent amounts ultimately payable would represent additional purchase price.

(C)	Reflects the mortgage notes payable expected to be assumed upon closing of the transaction adjusted to current market rates. It is the Company’s intention that, at, or shortly after closing, the Company will prepay approximately $228 million of the assumed mortgage debt. While not reflected in the pro forma financial statements, the Company anticipates that the total consideration will increase by approximately $15 million as a result of costs associated with the prepayment of certain assumed mortgage debt.

(D)	Reflects additional borrowings under the Company’s revolving credit facility to fund the acquisition.

(E)	Reflects the Company’s anticipated proceeds from the New Term Loan, offset by the cash used to repay the Company’s Old Term Loan.

(F)	Reflects the issuance of approximately 357,000 Class A Units of the Company’s Operating Partnership with an estimated value of approximately $10 million as of the estimated closing date.

(G)	Represents additional deferred financing costs associated with the New Term Loan as discussed in (E).

3.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2004

The accompanying unaudited pro forma condensed consolidated statement of operations contains certain adjustments, which are explained below, to give effect to the acquisition of the TRC Portfolio described in Note 1. The historical combined statement of revenue and certain expenses of the TRC Portfolio exclude certain expenses that would not be comparable with those resulting from the proposed future operations. The pro forma adjustments include results of operations for the indicated period of the properties based on our accounting policies where such policies differ from those which were applied in preparing the historical statements of the properties.

(H)	Reflects the Company’s historical condensed consolidated statement of operations for the six month period ended June 30, 2004 as filed in the Company’s Form 10-Q in August 2004.

(I)	Reflects the historical results of operations of the TRC Portfolio for the six month period ended June 30, 2004 as reflected in the TRC Portfolio financial statements included herein.

Portfolio	Rental Income	Tenant Reimbursements	Property Operating Expenses	Real Estate Taxes	Interest Expense on assumed mortgages

TRC Portfolio	$30,048	$6,707	$14,350	$4,998	$10,897

(J)	Reflects the pro forma adjustments to the historical base rental revenue of the TRC Portfolio as a result of acquired above and below market leases amortized to revenue and an adjustment to the historical straight-line rent adjustment of the TRC Portfolio. These adjustments have been computed assuming the Company acquired the portfolio on January 1, 2003. The pro forma adjustment for above and below market lease intangibles is computed by amortizing the above market leases over the remaining noncancellable term of the related leases and by amortizing the below market leases over the remaining non-cancellable lease term plus all fixed rate renewal periods.

Description	Amount	Adjustment

Above market lease intangibles	$12,235	$(1,174)
Below market lease intangibles	31,422	2,131

Pro forma adjustment	$19,187	$957

Pro forma straight line rental adjustment		$1,554
Less: Historical straight line rental adjustment of the TRC Portfolio		(752)

Pro forma Adjustment		$802

Total Pro forma Adjustment		$1,759

(K)	Reflects the pro forma adjustment to eliminate in consolidation management fees included in the historical property operating expenses of the TRC Portfolio. Upon the acquisition of the TRC Portfolio by the Company, all management services will be provided by the Company’s operating partnership. As a result, these fees are considered intercompany fees in the Company’s consolidated financial statements and would be eliminated.
(L)	Reflects additional interest expense associated with (i) the New Term Loan offset by (ii) the elimination of interest expense from the Old Term Loan and (iii) the adjustment of the assumed mortgage notes payable to current market rates.

	Description	Amount	Interest Rate	Adjustment

(i)	Additional interest associated with the New Term
	Loan (included deferred financing cost
	amortization)	$400,000	2.6%	$5,223

(ii)	Removal of historical interest expense
	associated with the Old Term Loan	100,000	2.7%	(1,325)

(iii)	Interest expense associated with assumed
	mortgages adjusted to current market rates	307,840	5.6%	8,573

Total pro forma interest expense as a result of the TRC
	Portfolio acquisition			12,471
Less:	Historical interest expense for the TRC Portfolio			(10,897)

Pro forma adjustment				$1,574

(M)	Reflects depreciation and amortization expense on the 14 properties and intangible assets acquired in the TRC Portfolio. Depreciation expense for buildings is computed using a useful life of 40 years. Amortization for in-place lease intangible assets is computed based on the respective tenant's remaining non-cancellable lease term. Amortization for relationship intangible assets is computed based on the remaining non-cancellable lease term of the respective tenatns plus all renewal periods.

Description	Amount	Adjustment

Building and improvements	$454,213	$5,677
In-place lease intangible asset	35,311	2,947
Relationship intangible asset	25,554	1,095

Total	$515,078	$9,719

(N)	Reflects adjustment to minority interest from the issuance of additional Class A Operating Partnership Units. Minority interest in the Company’s Operating Partnership increased from 3.6% to 4.3% as of June 30, 2004.

(O)	Reflects the Company’s earnings per share for the historical and pro forma periods.

	Year ended December 31, 2003

	The Company Historical		The Company Pro Forma

	Basic	Diluted	Basic	Diluted

Income from continuing operations	$30,506	$30,506	$28,063	$28,063
Income allocated to Preferred Shares	(4,695)	(4,695)	(4,695)	(4,695)

	25,811	25,811	23,368	23,368
Preferred Share redemption/ conversion	4,500	4,500	4,500	4,500
Preferred Share discount amortization	—	—	—	—

Net income available to common shareholders	$30,311	$30,311	$27,868	$27,868

Weighted-average shares outstanding	44,876,459	44,876,459	44,876,459	44,876,459
Options and warrants	—	220,276	—	220,276

Total weighted-average shares outstanding	44,876,459	45,096,735	44,876,459	45,096,735

Earnings per Common Share,
Continuing operations	$0.68	$0.67	$0.62	$0.62

4.	ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003

The accompanying unaudited pro forma condensed consolidated statement of operations contains certain adjustments, which are explained below, to give effect to the acquisition of the TRC Portfolio described in Note 1. The historical combined statement of revenue and certain expenses of the TRC Portfolio excludes certain expenses that would not be comparable with those resulting from the proposed future operations. The pro forma adjustments include results of operations for the indicated period of the properties based on our accounting policies where such policies differ from those which were applied in preparing the historical statement of the properties.

	(P)	Reflects the Company’s historical condensed consolidated statement of operations for the year ended December 31, 2003 as filed in the Company’s Form 8-K in September 2004.

(Q)	Reflects the historical results of operations for the TRC Portfolio for the year ended December 31, 2003 as reflected in the TRC Portfolio financial statements included herein.

Portfolio	Rental Income	Tenant Reimbursements	Property Operating Expenses	Real Estate Taxes	Interest Expense on assumed mortgages

TRC Portfolio	$81,446	$14,271	$22,839	$9,858	$25,248

Rental income for the TRC Portfolio for the year ended December 31, 2003 includes $28,018 of rental income from Wyeth. During 2003, Wyeth vacated the buildings and terminated their leases such that all revenue associated with their leases was recognized through December 31, 2003. As of June 30, 2004, this space has not been re-leased.

(R)	Reflects the pro forma adjustments to the historical base rental revenue of the TRC Portfolio as a result of acquired above and below market leases amortized to revenue and an adjustment to the historical straight-line rent adjustment of the TRC Portfolio. These adjustments have been computed assuming the Operating Partnership acquired the portfolio on January 1, 2003. The pro forma adjustment for above and below market lease intangibles is computed by amortizing the above market leases over the remaining noncancellable term of the related leases and by amortizing the below market leases over the remaining non-cancellable lease term plus all fixed rate renewal periods.

Description	Amount	Adjustment

Above market lease intangibles	$12,235	$(2,992)
Below market lease intangibles	31,422	5,869

Total Pro Forma Adjustment	$43,657	$2,877

Pro forma straight line rental adjustment		$2,532
Less: Historical straight line rental adjustment of the TRC Portfolio		(1,788)

Pro forma Adjustment		$744

Total Pro Forma Adjustment		$3,621

(S)	Reflects the pro forma adjustment to eliminate in consolidation management fees included in the historical property operating expenses of the TRC Portfolio. Upon the acquisition of the TRC Portfolio by the Operating Partnership, all management services will be provided by the Company’s operating partnership. As a result, these fees are considered intercompany fees in the Company’s consolidated financial statements and would be eliminated.
(T)	Reflects a reduction to interest expense associated with (i) the elimination of interest expense from the Old Term Loan, offset by (ii) the New Term Loan and (iii) the adjustment of the assumed mortgage notes payable to current market rates.

	Description	Amount	Interest Rate	Adjustment

(i)	Removal of historical interest expense
	associated with the Old Term Loan	$100,000	3.0%	$(3,000)
(iii)	Additional interest associated with the New Term Loan
	(included deferred financing cost amortization)	400,000	2.6%	10,467
(ii)	Interest expense associated with assumed
	mortgages adjusted to current market rates	307,840	5.6%	17,148

Total pro forma interest expense as a result of the TRC Portfolio
	acquisition			24,615
Less:	Historical interest expense for the TRC Portfolio			(25,248)

Pro forma adjustment				$(633)

(U)	Reflects depreciation and amortization expense on the 14 properties and intangible assets acquired in the TRC Portfolio. Depreciation expense for buildings is computed using a useful life of 40 years. Amortization for in-place lease intangible assets is computed based on the respective tenant's remaining non-cancellable lease term. Amortization for relationship intangible assets is computed based on the remaining non-cancellable lease term of the respective tenatns plus all renewal periods.

Description	Amount	Adjustment

Building and improvements	$454,213	$11,355
In-place lease intangible asset	35,311	12,449
Relationship intangible asset	25,554	2,189

Total	$515,078	$25,993

(V)	Reflects adjustment to minority interest from the issuance of additional Class A Operating Partnership Units. Minority interest in the Company’s Operating Partnership increased from 4.2% to 4.9% as of December 31, 2004.

(W)	Reflects the Company’s earnings per share for the historical and pro forma periods.
	Year ended December 31, 2003

	The Company Historical		The Company Pro Forma

	Basic	Diluted	Basic	Diluted

Income from continuing operations	$75,710	$75,710	$91,560	$91,560
Income allocated to Preferred Shares	(11,906)	(11,906)	(11,906)	(11,906)

	63,804	63,804	79,654	79,654
Preferred Share redemption/ conversion	(20,598)	(20,598)	(20,598)	(20,598)

Preferred Share discount amortization	(1,476)	(1,476)	(1,476)	(1,476)

Net income available to common shareholders	$41,730	$41,730	$57,580	$57,580

Weighted-average shares outstanding	36,937,467	36,937,467	36,937,467	36,937,467
Options and warrants	—	150,402	—	150,402

Total weighted-average shares outstanding	36,937,467	37,087,869	36,937,467	37,087,869

Earnings per Common Share,
Continuing operations	$1.13	$1.13	$1.56	$1.55

EXHIBIT INDEX

Exhibit
No.	Description

23.1	Consent of Ernst & Young LLP